Exhibit 10.1

FOURTH AMENDMENT

TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AND

JOINDER AGREEMENT

dated as of

April 27, 2016

among

GENESIS ENERGY, L.P.,

as the Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Issuing Bank,

BANK OF AMERICA, N.A. AND BANK OF MONTREAL,

as Co-Syndication Agents,

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agent,

and

The Lenders Party Hereto

FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT AND JOINDER AGREEMENT

THIS FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT AND JOINDER AGREEMENT, dated as of April 27, 2016 (this “Fourth Amendment”), is by and among GENESIS ENERGY, L.P., a Delaware limited partnership (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (the “Lenders”), the institutions set forth on Schedule 1 hereto (each an “Incremental Lender” and collectively the “Incremental Lenders”) and the other Lenders party hereto.

RECITALS

A. The Borrower, the Lenders party thereto, the Administrative Agent and the other agents and Issuing Banks referred to therein are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of June 30, 2014, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 25, 2014, that certain Second Amendment to Fourth Amended and Restated Credit Agreement and Joinder Agreement, dated as of July 17, 2015, and that certain Third Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 17, 2015 (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain Loans and provided certain Committed Amounts (subject to the terms and conditions thereof) to the Borrower;

B. Subject to the terms and conditions of the Credit Agreement, the Borrower may increase the existing aggregate Committed Amounts (each such increased Committed Amount, an “Incremental Facility Committed Amount”) by increasing the Committed Amount of one or more existing Lenders (each such Lender, an “Increasing Lender”) and by causing one or more Persons that at such time are not Lenders to become Additional Lenders;

C. Each Incremental Lender party to this Fourth Amendment (i) constitutes either an Increasing Lender or an Additional Lender, and (ii) desires to provide an Incremental Facility Committed Amount as specified on Schedule 1 attached hereto upon the terms and subject to the conditions set forth herein;

D. The Borrower wishes, and the Lenders signatory hereto and the Administrative Agent are willing, to amend the Credit Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article, schedule, exhibit and section references in this Fourth Amendment refer to articles and sections of the Credit Agreement.

SECTION 2. Incremental Facility Committed Amounts.

(a)	Each Incremental Lender that is an Increasing Lender hereby agrees that (i) its Committed Amount will be increased by the amount of its Incremental Facility Committed Amount set forth on Schedule 1 attached hereto effective as of the date on which the conditions described in Section 4 below are satisfied (or waived in accordance with Section 9.02 of the Credit Agreement), (ii) after giving effect to such increase, its total Committed Amount will be the amount of its “Total Committed Amount” set forth on Schedule 1 attached hereto, (iii) it shall continue to be a Lender under the Credit Agreement and (iv) this Fourth Amendment constitutes the Committed Amount Increase Certificate for such Incremental Lender required by Section 2.05(c)(ii)(D) of the Credit Agreement.

(b)	Each Incremental Lender that is an Additional Lender hereby agrees (i) to become a Lender under the Credit Agreement effective as of the date on which the conditions described in Section 4 below are satisfied (or waived in accordance with Section 9.02 of the Credit Agreement) with a Committed Amount equal to its Incremental Facility Committed Amount set forth on Schedule 1 attached hereto, (ii) that it shall be a party in all respects to, and bound as a Lender in all respects by, the Credit Agreement and the other Loan Documents, (iii) that this Fourth Amendment constitutes an Additional Lender Certificate for such Incremental Lender required by Section 2.05(c)(ii)(E) of the Credit Agreement and (iv) that delivered to the Administrative Agent (and, in the case of clause (A) below, the Borrower) herewith are (A) if such Incremental Lender is a Foreign Lender, any documentation required to be delivered by such Incremental Lender pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by such Incremental Lender, and (B) an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by such Incremental Lender.

(c)	On the date on which the conditions described in Section 4(a) below are satisfied (or waived in accordance with Section 9.02 of the Credit Agreement), (i) each of the existing Lenders shall assign to each of the Incremental Lenders, and each of the Incremental Lenders shall purchase from each of the existing Lenders, at the principal amount thereof, such interests in the outstanding Loans and participations in Letters of Credit outstanding on such date that will result in, after giving effect to all such assignments and purchases, each existing Lender and each Incremental Lender holding its Ratable Portion of the outstanding Loans and participations in Letters of Credit after giving effect to the addition of the Incremental Facility Committed Amounts hereby, (ii) each Incremental Facility Committed Amount shall be deemed, for all purposes, a Committed Amount and each loan made thereunder shall be deemed, for all purposes, a Loan and have the same terms as any existing Loan and (iii) each Incremental Lender shall constitute a Lender with respect to its Incremental Facility Committed Amount and all matters relating thereto.

(d)	Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fourth Amendment, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent thereunder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(e)	For the avoidance of doubt, after giving effect to the aggregate Incremental Facility Committed Amounts, the aggregate increases in the Committed Amounts permitted pursuant to Section 2.05(c) of the Credit Agreement after the Fourth Amendment Effective Date (as defined below) shall not exceed $300,000,000.

SECTION 3. Amendments to Credit Agreement. As of the Fourth Amendment Effective Date (as defined below), the Credit Agreement is amended as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)	The first paragraph of the definition of “Adjusted Consolidated EBITDA” is hereby amended and restated in its entirety as follows:

“Adjusted Consolidated EBITDA” means, for any period, Consolidated EBITDA determined on a Pro Forma Basis; provided that (a) cash distributions received by the Borrower and the Restricted Subsidiaries from any Unrestricted Joint Venture shall not account for more than 25% of Adjusted Consolidated EBITDA (as such Adjusted Consolidated EBITDA is calculated from time to time without giving effect to cash distributions from Unrestricted Joint Ventures), and any excess shall be deemed to not be Adjusted Consolidated EBITDA; (b) for any Material Project with a Commencement Date occurring on or prior to the date of determination, Adjusted Consolidated EBITDA may include, at the Borrower’s option, the Material Project EBITDA Adjustments for such Material Project for such period determined as specified below; and (c) Adjusted Consolidated EBITDA for the Test Period ending on March 31, 2016 and for the three Test Periods ending immediately after such Test Period, shall be increased by

$8,000,000, $6,000,000, $4,000,000 and $2,000,000, respectively, in order to give pro forma effect to cost savings realized in connection with certain severance payments. Upon the occurrence and during the continuance of a “Cash Option Only Default” under and as defined in the NEJD Financing Lease Agreement, Adjusted Consolidated EBITDA shall be automatically reduced by an amount equal to the contributions to Adjusted Consolidated EBITDA attributable to NEJD SPE 2 for the applicable Test Period or Calculation Period.

(ii)	The definition of “Applicable Margin” is hereby amended and restated in its entirety as follows:

“Applicable Margin” means, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Unused Fee on Committed Amount, as the case may be, (a) prior to the Investment Grade Date, the rate per annum set forth in the Leverage-Based Pricing Grid below based upon the Consolidated Leverage Ratio then in effect and (b) at any time from and after the Investment Grade Date, the rate per annum set forth in the Ratings-Based Pricing Grid based upon the Rating then in effect:

Leverage-Based Pricing Grid
Level	Consolidated Leverage Ratio	LIBOR Margin	Base Rate Margin	Unused Fee on Committed Amount
I	≤ 3.00 to 1.00	1.500%	0.500%	0.250%
II	> 3.00 to 1.00 but ≤ 3.50 to 1.00	1.750%	0.750%	0.300%
III	> 3.50 to 1.00 but ≤ 4.00 to 1.00	2.000%	1.000%	0.300%
IV	> 4.00 to 1.00 but ≤ 4.50 to 1.00	2.375%	1.375%	0.500%
V	> 4.50 to 1.00 but ≤ 5.00 to 1.00	2.500%	1.500%	0.500%
VI	>5.00 to 1.00	2.750%	1.750%	0.500%

For purposes of the Leverage-Based Pricing Grid, the Applicable Margin for any date shall be determined by reference to the Consolidated Leverage Ratio (provided that, as of the last day of any fiscal quarter ending prior to July 1, 2016, if the Consolidated Leverage Ratio is greater than 5.00 to 1.00, Level V shall apply) as of the last day of the fiscal quarter most recently ended and any change shall (a) become effective upon the delivery to the Administrative Agent of financial statements pursuant to Section 5.01(a) or (b) for such quarter and (b) apply (i) in the case of ABR Loans, to ABR Loans outstanding on such delivery date or made on and after such delivery date and (ii) in the case of Eurodollar Loans, to Eurodollar Loans made, continued or converted on and after such delivery date. Notwithstanding the foregoing, at any time during which the applicable Borrower Party has failed to deliver such financial statements to the

Administrative Agent when due, the Consolidated Leverage Ratio shall be deemed, solely for the purpose of this definition, to be (x) prior to July 1, 2016, Level V and (y) on or after July 1, 2016, Level VI, until such time as the applicable Borrower Party shall deliver such financial statements.

Ratings-Based Pricing Grid
Level	Rating (S&P/Moody’s)	LIBOR Margin	Base Rate Margin	Unused Fee on Committed Amount
I	BBB+/Baa1 or higher	1.125%	0.000%	0.175%
II	BBB/Baa2	1.375%	0.375%	0.200%
III	BBB-/Baa3	1.750%	0.750%	0.250%
IV	BB+/Ba1	2.000%	1.000%	0.300%
V	Lower than BB+/Ba1	2.250%	1.250%	0.375%

For purposes of the Ratings-Based Pricing Grid, (a) if the Ratings are split, the higher of such ratings shall apply; provided, that if the higher rating is two or more levels above the lower rating, the rating next below the higher of the two shall apply; (b) if only one Rating Agency issues a Rating, such rating shall apply; and (c) if the Rating established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. If the rating system of S&P or Moody’s shall change, or if any of S&P or Moody’s shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith if necessary to amend this provision to reflect such changed rating system or the unavailability of Ratings from such Ratings Agencies and, pending the effectiveness of any such amendment, the applicable LIBOR Margin, Base Rate Margin and Unused Fee on Committed Amount shall be determined by reference to the Rating of such Rating Agency most recently in effect prior to such change or cessation.

(iii)	The definition of “Committed Amount” is hereby amended and restated in its entirety as follows:

“Committed Amount” means, with respect to each Lender, the amount of the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder at any given time. A Lender’s Committed Amount may be (a) increased from time to time pursuant to Section 2.05(c), (b) reduced from time to time pursuant to Section 2.05(b) or 2.09, or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Committed Amount as of the Fourth Amendment Effective Date is set forth on Schedule 2.01. The aggregate Committed Amounts as of the Fourth Amendment Effective Date shall be $1,700,000,000.

(iv)	The definition of “Defaulting Lender” is hereby amended and restated in its entirety as follows:

“Defaulting Lender” means, at any time, any Lender that (a) within two Business Days of when due, has failed to fund any portion of any Loan (or any participation in respect of its Committed Amount) to, as applicable, the Borrower, the Administrative Agent or any Issuing Bank required pursuant to the terms of this Agreement to be funded by such Lender, or has notified the Administrative Agent that it does not intend to do so, unless such Lender notifies the Administrative Agent and the Borrower in writing on or prior to the date the funding is required to be made that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied; or (b) has notified the Borrower, the Administrative Agent, any Issuing Bank, or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, unless such writing or public statement states that such position is based on such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied; or (c) has failed, within three Business Days after reasonable request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to any of its obligations to fund prospective Loans (or any participations in respect of its Committed Amount); or (d) otherwise has failed to pay over to the Administrative Agent, any Issuing Bank, or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute; or (e) (i) has become or is insolvent or has a direct or indirect parent company that has become or is insolvent, (ii) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) has become the subject of a Bail-In Action; provided, that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

(v)	Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Fourth Amendment Effective Date” means April 27, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)	Section 2.20(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d) In the event that the Administrative Agent, the Borrower, and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure shall be readjusted to reflect the inclusion of such Lender’s Committed Amount and on such date such Lender shall purchase at par such of the Loans, Committed Amounts and/or Secured Obligations of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans, Committed Amounts and/or Secured Obligations in accordance with its Ratable Portion, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that subject to Section 9.20 and except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)	Section 6.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Leverage Ratio. The Borrower will not permit its Consolidated Leverage Ratio to be in excess of 5.50 to 1.00 as of the last day of any Test Period.

(d)	Article IX of the Credit Agreement is hereby amended by adding the following new Section 9.20 to the end thereof:

Section 9.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

(e)	Exhibit I to the Credit Agreement is hereby amended and restated in its entirety as attached hereto.

(f)	Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety as attached hereto.

SECTION 4. Conditions to Effectiveness. The amendments set forth in Section 3 of this Fourth Amendment shall not become effective until the date (the “Fourth Amendment Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):

(a)	The Administrative Agent shall have received, from the Required Lenders, the Incremental Lenders and the Borrower, executed counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment.

(b)	The Administrative Agent shall have received a reaffirmation agreement in form and substance satisfactory to the Administrative Agent, executed and delivered by each of the Borrower Parties with respect to its obligations and the Liens granted by it under the Security Documents.

(c)	The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank on the Fourth Amendment Effective Date, the favorable written opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Borrower Parties, and of other counsel to the Borrower Parties reasonably requested by the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent, dated as of the Fourth Amendment Effective Date in substantially the same scope as those delivered under the Credit Agreement prior to the Fourth Amendment Effective Date.

(d)	The Administrative Agent shall have received a certificate, in form and substance satisfactory to the Administrative Agent, executed on behalf of each of the Borrower Parties, which certificate shall certify as to the financial condition and solvency of the Borrower and each of the other Borrower Parties, on a consolidated basis with their respective Subsidiaries, in each case, after giving effect to this Fourth Amendment and the transactions contemplated hereby.

(e)	The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

(f)	The Administrative Agent shall have received, at least five (5) Business Days prior to the Fourth Amendment Effective Date, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA Patriot Act.

(g)	The Administrative Agent shall have received and reviewed lien searches reasonably requested by the Administrative Agent, and the Borrower shall have delivered duly completed UCC-3 termination statements requested by the Administrative Agent with respect to any Liens reflected in such search results that are not permitted by the Credit Agreement.

(h)	The Administrative Agent shall have received with respect to the Borrower and each other Borrower Party: (A) certificates of good standing as of a recent date issued by the appropriate Governmental Authority of the state or jurisdiction of its incorporation or organization, where applicable; (B) a certificate of the Secretary or Assistant Secretary of each Borrower Party dated the Fourth Amendment Effective Date and certifying (1) that attached thereto are true and correct copies of the Organizational Documents of such Borrower Party or that there have been no changes to the Organizational Documents thereof from those most recently delivered to the Administrative Agent in connection with the Credit Agreement and that such documents remain in full force and effect, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Borrower Party (and, if applicable, any parent company of such Borrower Party) authorizing the execution, delivery and performance of this Fourth Amendment and any related Loan Documents and the borrowings hereunder and thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (3) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Borrower Party; and (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (B) above.

(i)

The Administrative Agent shall have received “life of loan” flood certification(s) from a firm reasonably acceptable to the Administrative Agent covering any “Building” or “Manufactured (Mobile) Home” (each, as defined in the applicable Flood Insurance Regulations and to the extent not constituting Excluded Property) constituting Collateral showing whether or not such buildings are located in a special flood hazard area subject by federal regulation to mandatory flood insurance requirements, and to the extent required by Section 5.12(d) of the Credit Agreement, provide evidence of flood insurance related thereto.

(j)	The Administrative Agent shall have received a Note executed by the Borrower in favor of each Lender requesting a Note.

(k)	The Borrower shall be in compliance with Section 2.05(c)(ii)(A)-(B) of the Credit Agreement.

(l)	At the time of and after giving effect to this Fourth Amendment, (A) all of the representations and warranties of each Borrower Party contained in each Loan Document to which it is a party shall be true and correct in all material respects (except that any such representations and warranties that are modified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date (except that any such representations and warranties that are modified by materiality shall be true and correct in all respects) and (B) no Default shall have occurred and be continuing.

(m)	The Administrative Agent shall have received evidence reasonably acceptable to it that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, and the Borrower Parties shall have used commercially reasonable efforts to cause such insurance to (A) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty days after receipt by the Administrative Agent of written notice thereof and (B) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured, loss payee or mortgagee, as the case may be.

(n)	The Administrative Agent, each Incremental Lender (solely with respect to its own Incremental Facility Committed Amount) and the Borrower shall have agreed upon Schedule 1 to this Fourth Amendment, the Administrative Agent shall have provided an updated Schedule 2.01 to the Credit Agreement reflecting changes to the Lenders’ Committed Amounts in accordance with Section 2 above, and Schedule 1 and Schedule 2.01 shall have been attached to this Fourth Amendment.

The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Post-Effectiveness Covenants. On or prior to the date that is 60 days after the Fourth Amendment Effective Date (as such date may be extended by the Administrative Agent in its sole discretion), the Borrower Parties shall have satisfied (or caused to be satisfied) the following requirements:

(a)	the Administrative Agent shall have received, to the extent necessary in connection with the Incremental Facility Committed Amounts, fully executed and notarized Mortgage modifications, in proper form for recording in all appropriate offices in all applicable jurisdictions; and

(b)	each Restricted Subsidiary executing or delivering a Mortgage modification pursuant to clause (a) above shall (A) deliver opinions of counsel related thereto, each in scope, form and substance reasonably satisfactory to Administrative Agent, (B) pay, or cause to be paid, all taxes and fees related to any such registration, filing or recording associated with the foregoing and (C) deliver any other deliverables required by Section 5.10 of the Credit Agreement in connection with the foregoing.

SECTION 6. Miscellaneous.

(a)	Confirmation. The provisions of the Loan Documents, as amended by this Fourth Amendment, shall remain in full force and effect in accordance with their terms following the effectiveness of this Fourth Amendment.

(b)	Ratification and Affirmation; Representations and Warranties. Each of the undersigned does hereby adopt, ratify, and confirm the Credit Agreement and the other Loan Documents, as amended hereby, and its obligations thereunder. The Borrower hereby (a) acknowledges, renews and extends its continued liability under each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein, (b) confirms and ratifies all of its obligations under the Loan Documents to which it is a party, including its obligations and the Liens granted by it under the Security Documents to which it is a party and confirms that all references in such Security Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended and supplemented hereby without impairing any such obligations or Liens in any respect and (c) represents and warrants to the Lenders that: (i) as of the date hereof, after giving effect to the terms of this Fourth Amendment, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any such representations and warranties that are modified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date (except that any such representations and warranties that are modified by materiality shall be true and correct in all respects as of such specified earlier date); and (ii) as of the date hereof, after giving effect to this Fourth Amendment, no Default has occurred and is continuing.

(c)	Loan Document. This Fourth Amendment and each agreement, instrument, certificate or document executed by the Borrower or any other Borrower Party or any of its or their respective officers in connection therewith are “Loan Documents” as defined and described in the Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto.

(d)	Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(e)	NO ORAL AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

(f)	GOVERNING LAW. THIS FOURTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(g)	THE PROVISIONS OF SECTION 9.09(B) AND (C) AND SECTION 9.10 OF THE CREDIT AGREEMENT SHALL APPLY, MUTATIS MUTANDIS, TO THIS FOURTH AMENDMENT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the date first written above.

GENESIS ENERGY, L.P., as Borrower
By: GENESIS ENERGY, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Andrew Ostrov
Name:	Andrew Ostrov
Title:	Director

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

Bank of America, N.A., as a Lender

By:	/s/ Michael Clayborne
Name:	Michael Clayborne
Title:	Director

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

BMO Harris Financing, Inc., as a Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Director

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Executive Director

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Vice President

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Michael Zeller
Name:	Michael Zeller
Title:	Vice President

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

Deutsche Bank AG New York Branch, as a Lender

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

Deutsche Bank AG New York Branch, as a Lender

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

The Bank of Nova Scotia, as a Lender

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

SCOTIABANC INC., as a Lender

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

Compass Bank, as a Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

Fifth Third Bank, as a Lender

By:	/s/ Jonathan H. Lee
Name:	Jonathan H. Lee
Title:	Director

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

REGIONS BANK, as a Lender

By:	/s/ David Valentine
Name:	David Valentine
Title:	Director

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John C. Lozano
Name:	John C. Lozano
Title:	Vice President

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

DNB Capital LLC, as a Lender

By:	/s/ Byron Cooley
Name:	Byron Cooley
Title:	Senior Vice President

By:	/s/ Joe Hykle
Name:	Joe Hykle
Title:	Senior Vice President

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

Cadence Bank, N.A., as a Lender

By:	/s/ William W. Brown
Name:	William W. Brown
Title:	Executive Vice President

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

Santander Bank, N.A., as a Lender

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ Puiki Lok
Name:	Puiki Lok
Title:	Vice President

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

Amegy Bank, as a Lender

By:	/s/ Sam Trail
Name:	Sam Trail
Title:	Vice President

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

Trustmark National Bank, as a Lender

By:	/s/ Jeff Deutsch
Name:	Jeff Deutsch
Title:	Senior Vice President

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

COMERICA BANK, as a Lender

By:	/s/ William B. Robinson
Name:	William B. Robinson
Title:	Senior Vice President

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

BNP PARIBAS, as a Lender

By:	/s/ Vincent Trapet
Name:	Vincent TRAPET
Title:	Director

BNP PARIBAS, as a Lender

By:	/s/ Sriram Chandrasekaran
Name:	Sriram CHANDRASEKARAN
Title:	Director

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

BOKF, NA dba Bank of Texas, as a Lender

By:	/s/ Mari Salazar
Name:	Mari Salazar
Title:	SVP, Energy Lending

[Signature Page — Fourth Amendment to Fourth Amended

and Restated Credit Agreement and Joinder Agreement]

SCHEDULE 1

INCREMENTAL FACILITY COMMITTED AMOUNTS

Name of Incremental Lender	Existing Committed Amount	Incremental Facility Committed Amount	Total Committed Amount
ABN AMRO Capital USA LLC	$90,000,000	$7,500,000	$97,500,000
Bank of America, N.A.	90,000,000	7,500,000	97,500,000
BMO Harris Financing, Inc.	90,000,000	7,500,000	97,500,000
BNP Paribas	0	97,500,000	97,500,000
Capital One, National Association	90,000,000	7,500,000	97,500,000
Citibank, N.A.	90,000,000	7,500,000	97,500,000
Deutsche Bank AG New York Branch	90,000,000	7,500,000	97,500,000
Royal Bank of Canada	90,000,000	7,500,000	97,500,000
Sumitomo Mitsui Banking Corporation	90,000,000	7,500,000	97,500,000
Wells Fargo Bank, National Association	90,000,000	7,500,000	97,500,000
The Bank of Nova Scotia	53,500,000	7,500,000	61,000,000
DNB Capital LLC	50,000,000	2,500,000	52,500,000
BOKF, NA dba Bank of Texas	0	25,000,000	25,000,000

Total:	$913,500,000	$200,000,000	$1,113,500,000

SCHEDULE 2.01

Committed Amounts

Name of Lender	Committed Amount
ABN AMRO Capital USA LLC	$97,500,000
Bank of America, N.A.	97,500,000
BMO Harris Financing, Inc.	97,500,000
BNP Paribas	97,500,000
Capital One, National Association	97,500,000
Citibank, N.A.	97,500,000
Deutsche Bank AG New York Branch	97,500,000
Royal Bank of Canada	97,500,000
Sumitomo Mitsui Banking Corporation	97,500,000
Wells Fargo Bank, National Association	97,500,000
Compass Bank	90,000,000
Fifth Third Bank	90,000,000
Regions Bank	90,000,000
U.S. Bank National Association	90,000,000
The Bank of Nova Scotia	61,000,000
DNB Capital LLC	52,500,000
Cadence Bank, N.A.	50,000,000
Santander Bank, N.A.	50,000,000
Scotiabanc Inc.	36,500,000
Amegy Bank National Association	35,000,000
Trustmark National Bank	30,000,000
Comerica Bank	25,000,000
BOKF, NA dba Bank of Texas	25,000,000

Total	$1,700,000,000.00

EXHIBIT I

FORM OF COMPLIANCE CERTIFICATE

[Attached.]

EXHIBIT I

FORM OF COMPLIANCE CERTIFICATE1

Financial Statement Date:             ,

To:	Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Fourth Amended and Restated Credit Agreement dated as of June 30, 2014, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 25, 2014, that certain Second Amendment to Fourth Amended and Restated Credit Agreement and Joinder Agreement, dated as of July 17, 2015, that certain Third Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 17, 2015 and that certain Fourth Amendment to Fourth Amended and Restated Credit Agreeement and Joinder Agreement, dated as of April 27, 2016 (as so amended and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Genesis Energy, L.P., as borrower (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the                                          of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraphs 1 and 2 for fiscal year-end financial statements]

1. The Borrower has delivered the year-end audited financial statements required by Section 5.01(a)(i) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

2. The Borrower has delivered the year-end unaudited financial statements required by Section 5.01(a)(ii) of the Agreement for the fiscal year of the Borrower ended as of the above date.

[1]	The financial statement certifications certified herein are intended to be reflective of the certifications required under Section 5.01(a) and 5.01(b) of the Credit Agreement. The financial covenant calculations included herein are intended to reflect the components of the financial covenants set forth in Section 6.14. In the event of any conflict or inconsistency between the applicable terms and conditions of the Credit Agreement, on the one hand, and the financial statement certifications and/or financial covenant calculations reflected in this Exhibit I, on the other hand, the terms and conditions of the Credit Agreement shall control.

Exhibit I

[Use following paragraphs 1 and 2 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 5.01(b)(i) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP consistently applied as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The Borrower has delivered the unaudited financial statements required by Section 5.01(b)(ii) of the Agreement for the fiscal quarter ended as of the above date.

3. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

4. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its obligations under the Loan Documents, and

[select one:]

[during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

6. [No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement.]

—or—

[The following changes in GAAP or in the application thereof have occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement and such changes have had the following effects on the financial statements accompanying this Compliance Certificate:]

Exhibit I

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of             ,         .

GENESIS ENERGY, L.P.
By: GENESIS ENERGY, LLC, its general partner

By:
Name:
Title:

Exhibit I

For the Quarter/Year ended                     (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Interest Coverage Ratio.

A.	Adjusted Consolidated EBITDA (Schedule 2) for the four consecutive fiscal quarter period ending on the Statement Date:	$

B.	Consolidated Interest Expense for such period:	$

C.	Consolidated Interest Coverage Ratio (Line I.A ÷ Line I.B):	to 1.00

Minimum Consolidated Interest Coverage Ratio commencing with the Test Period ending September 30, 2015:	3.00 to 1.00[2]

[2]	During a Permitted Acquisition Period, the minimum Consolidated Interest Coverage Ratio as at the last day of each Test Period shall not be less than 2.75 to 1.00.

Exhibit I

II.	Leverage Ratios.

Consolidated Leverage Ratio

A.	Consolidated Total Funded Debt as at the Statement Date:	$

B.	Adjusted Consolidated EBITDA (Schedule 2) for the four consecutive fiscal quarter period ending on the Statement Date:	$

C.	Consolidated Leverage Ratio (Line II.A ÷ Line II.B):	to 1.00

Maximum Consolidated Leverage Ratio:	5.50 to 1.00

Exhibit I

Consolidated Senior Secured Leverage Ratio

A.	Consolidated Total Senior Secured Funded Debt as at the Statement Date:	$

B.	Adjusted Consolidated EBITDA (Schedule 2) for the four consecutive fiscal quarter period ending on the Statement Date:	$

C.	Consolidated Senior Secured Leverage Ratio (Line II.A ÷ Line II.B):	to 1.00

Maximum Consolidated Senior Secured Leverage Ratio commencing with the Test Period ending September 30, 2015:	3.75 to 1.00

Exhibit I

III.	EBITDA for Pricing.

Adjusted Consolidated EBITDA for purposes of determining Applicable
Margin[3] (see Preliminary Adjusted Consolidated EBITDA on Schedule 2):	$

[3]	Solely for the purpose of determining the Applicable Margin, Adjusted Consolidated EBITDA, as used in calculating Consolidated Leverage Ratio, will be calculated without giving effect to the limitation on cash distributions received by the Borrower and the Restricted Subsidiaries from any Unrestricted Joint Venture, as set forth in clause (a) of the first proviso set forth in the definition of Adjusted Consolidated EBITDA.

Exhibit I

For the Quarter/Year ended                     (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

		Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Four Fiscal Quarter Period Ended

Consolidated Net Income of the Borrower and its Subsidiaries

Plus the following expenses, charges, losses and similar items to the extent deducted in determining Consolidated Net Income for such period:

+	Total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees) and non-cash accretion of discount) net of interest income

+	Provision for taxes based on income (including any Texas franchise Tax provided such franchise Tax is a Tax based on income), foreign withholding taxes and other taxes similar to the foregoing

+	Depreciation and amortization expenses

Plus all non-cash expenses, charges, losses, and similar items, in each case, to the extent deducted in determining Consolidated Net Income for such period, including those relating to the following:

+	Depletion, impairments, write-offs and similar items (including impairment of assets, as contemplated in the Statement of Financial Accounting Standards No. 144 (or any codification thereof), “Accounting for the Impairment or Disposal of Long-Lived Assets”)

+	Accretion expenses associated with provision for abandonment costs

+	Unrealized expenses, charges, losses, revenues, incomes, gains and similar items relating to hedging transactions

+	Lower of cost or market adjustments to inventory

Exhibit I

Minus all non-cash revenues, incomes, gains and similar items, in each case, to the extent included in determining Consolidated Net Income for such period, including those relating to the following:

-	Depletion, impairments, write-offs and similar items (including impairment of assets, as contemplated in the Statement of Financial Accounting Standards No. 144 (or any codification thereof), “Accounting for the Impairment or Disposal of Long-Lived Assets”)

-	Accretion expenses associated with provision for abandonment costs

-	Unrealized expenses, charges, losses, revenues, incomes, gains and similar items relating to hedging transactions

-	Lower of cost or market adjustments to inventory

Plus expenses, charges, losses and similar items relating to the following:

+	Sales or other dispositions of assets other than inventory sold in the ordinary course of business

+	Items necessary to reconcile the calculation of Consolidated EBITDA to the Borrower’s calculation of Adjusted EBITDA for purposes of its public disclosures, including filings with the SEC; provided, that such items do not exceed 2% of the Borrower’s calculation of Consolidated EBITDA including such items

+	Extraordinary items (as contemplated by GAAP)

+	Transaction Costs

Minus revenue, gains, income and similar items relating to the following:

-	Sales or other dispositions of assets other than inventory sold in the ordinary course of business

-	Items necessary to reconcile the calculation of Consolidated EBITDA to the Borrower’s calculation of Adjusted EBITDA for purposes of its public disclosures, including filings with the SEC; provided, that such items do not exceed 2% of the Borrower’s calculation of Consolidated EBITDA including such items

-	Extraordinary items (as contemplated by GAAP)

Exhibit I

Plus the following substitutions:

+	Cash payments (if any) made by the Borrower and/or its Restricted Subsidiaries attributable to the Borrower’s equity compensation arrangements (including its equity appreciation rights plan) in substitution of any non-cash GAAP items reflected in such period attributable to such equity compensation payments

+	Cash received (if any) by the Borrower or any Restricted Subsidiary pursuant to any Direct Financing Lease in substitution of any GAAP items reflected in such period attributable to Direct Financing Leases

+	Cash dividends or distributions (or with respect to NEJD SPE 1, loan payments under the NEJD Intercompany Note) received (if any) by the Borrower or any Restricted Subsidiary from Unrestricted Subsidiaries, Joint Ventures, equity investees and any other Person accounted for by the Borrower by the equity method of accounting, or any other Person that is not a Subsidiary in substitution of any GAAP items reflected in such period attributable to income/loss of such Persons[4]

=	Consolidated EBITDA

+	Pro Forma Adjustments (other than Non-Historical Pro Forma Adjustments and Material Project EBITDA Adjustments)

[4]	All such dividends or distributions with respect to a relevant accounting period that the Borrower or any Restricted Subsidiary receives within 15 days after such accounting period shall be included as if such amounts had been received during such accounting period.

Exhibit I

+	Non-Historical Pro Forma Adjustments, as applicable

+	Material Project EBITDA Adjustments, as applicable

+	[$8,000,000][5] [$6,000,000][6] [$4,000,000][7] [$2,000,000][8]

=	(Preliminary) Adjusted Consolidated EBITDA

-	Cash distributions from Unrestricted Joint Ventures in excess of 25% of (Preliminary) Adjusted Consolidated EBITDA (as such (Preliminary) Adjusted Consolidated EBITDA is calculated from time to time without giving effect to cash distributions from Unrestricted Joint Ventures)

=	Adjusted Consolidated EBITDA

[5]	For the Test Period ending March 31, 2016.
[6]	For the Test Period ending June 30, 2016.
[7]	For the Test Period ending September 30, 2016.
[8]	For the Test Period ending December 31, 2016.

Exhibit I